Exhibit 10.102

LOAN AGREEMENT

between

111 REALTY PARTNERS, L.P.

and

APPLE NINE VENTURES OWNERSHIP, INC.

Entered into as of April 27, 2012

This instrument and the rights and obligations evidenced hereby are subordinate to any and all liens, indebtedness, obligations and liabilities of 111 Realty Partners, L.P., a Texas limited partnership, its successors and assigns, to (i) U.S. Bank National Association and/or, its successors and assigns as collateral trustee (the "Collateral Trustee") under the terms of that certain Collateral Trust Indenture dated as of April 27, 2012 on behalf of the holders (the "Senior Noteholders") from time to time of the Adjustable Rate Senior Secured Notes due April 15, 2049 of 111 Realty Investors, LP and (ii) the Senior Noteholders, in the manner and to the extent set forth in that certain Debt Subordination Agreement with Collateral Trustee dated April 27, 2012, which reference is hereby made for a more full statement thereof and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of such Debt Subordination Agreement.

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of April 27, 2012, by and between 111 REALTY PARTNERS, L.P., a Texas limited partnership (“Borrower”), and APPLE NINE VENTURES OWNERSHIP, INC., a Virginia corporation (“Lender”).

R E C I T A L S

A.           Borrower owns the surface estate to certain real property described in Exhibit A hereto and all improvements now or hereafter existing thereon (collectively, the “Property”).

B.           Borrower desires to borrow from Lender, and Lender agrees to lend to Borrower, the amounts described below.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms.

The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

 “Affiliate” – means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

 “Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

 “Borrower” – means 111 Realty Partners, L.P.

 “Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Chattel Paper” – shall have the meaning ascribed to such term in the Uniform Commercial Code.

“Chesapeake Lease” – means that certain Ground Lease Agreement between Chesapeake Operating, Inc., an Oklahoma corporation, as lessee, and Apple Nine Ventures Ownership, Inc., a Virginia corporation, as lessor,  dated February 3, 2010, as amended from time to time and assigned by Apple Nine Ventures Ownership, Inc. to Borrower as of the date hereof.

“Contracts” – means all contracts, agreements, warranties, guaranties and representations relating to or governing the use, occupancy, operation, management, name or chain affiliation and/or guest reservation, repair and service of the Property, and all leases, occupancy agreements, concession agreements, and commitments to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing.

“Control” – means, with respect to any Person, the power to direct  the management, operation and business of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

 “Deed of Trust” – means any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, leasehold mortgage, leasehold deed of trust, any amendment to or amendment and restatement of any of the preceding, including without limitation, those  that certain Junior Deed of Trust of even date herewith executed by Borrower, as trustor, to William M. Woodall, Esq., an individual, as trustee, for the benefit of Lender, as beneficiary (encumbering the Property), as such instrument may be hereafter amended, supplemented, replaced or modified.

“Default” – shall have the meaning ascribed to such term in Section 11.1.

 “Effective Date” – shall have the meaning ascribed to such term in Section 2.3.

 “Equipment” – shall have the meaning ascribed to such term in the Uniform Commercial Code.

 “GAAP” – means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“General Intangibles” – shall have the meaning ascribed to such term in the Uniform Commercial Code.

 “Lender” – means Apple Nine Ventures Ownership, Inc.

“Loan” – means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00).

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Maturity Date” – means the April 15, 2049.

“Note” – means that certain Junior Secured Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

 “Person” – means any individual, entity, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority.

“Personal Property” – means the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, FF&E, vehicles and cash on hand at the Property; together with all books, records and files relating to any of the foregoing.

“Proceeding” – shall have the meaning ascribed to such term in Section 9.

“Proceeds” – shall have the meaning ascribed to such term in the Uniform Commercial Code, and shall include, without limitation, whatever is receivable or received when collateral or proceeds thereof is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto (whether or not Lender is loss payee thereof) and all rights to payment with respect to any cause of action relating to any of the collateral.

“Prohibited Equity Transfer” – shall have the meaning ascribed to such term in Section 13.2(a).

“Prohibited Property Transfer” – shall have the meaning ascribed to such term in Section Section 13.1(a).

“Property” – shall have the meaning ascribed to such term in Exhibit A.

“Secured Obligations” – shall have the meaning ascribed to such term in the Deed of Trust.

“Senior Lender” – means U.S. Bank National Association, as Trustee for the initial noteholders described in that certain Note Purchase Agreement of even date herewith by and among Borrower such trustee and such noteholders.

“Senior Loan” – means that certain $152,000,000 senior loan from U.S. Bank National Association, as Trustee and the initial noteholders described in that certain Note Purchase Agreement of even date herewith by and among Borrower, such trustee and such noteholders.

“Senior Loan Documents” – means all of the documents evidencing and securing the Senior Loan.

“Tax”, and collectively, “Taxes” – shall have the meaning ascribed to such term in Section 9.9.

“Title Policy” – means the TLTA Lender’s Policy of Title Insurance as issued by Chicago Title Insurance Company.

“Transfer” – shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, and any termination, extinguishment, expiration, or merger of any ground lease interest, in any case whether voluntarily, involuntarily or by operation of law or otherwise.

“Uniform Commercial Code” – means the Uniform Commercial Code as in effect in the state in which the Property is located.

1.2 Exhibits Incorporated.  All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2
LOAN

2.1 Loan.  Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00); said sum to be evidenced by the Note of even date herewith.  The Note shall be secured, in part, by the Deed of Trust, of even date herewith, encumbering certain real property and improvements as legally defined therein.

2.2 Loan Documents.  Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.3 Effective Date.  The date of the Loan Documents is for reference purposes only.  The Effective Date (“Effective Date”) of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents is the earlier of (a) the date the Deed of Trust is recorded in the Office of the County Recorder of the county or counties where the Property is located and (b) the date Lender authorizes the Loan proceeds to be released to Borrower.

2.4 Maturity Date.  The Original Maturity Date of the Loan shall be April 15, 2049.  On the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full.  All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.5 Credit for Principal Payments.  Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Eastern Standard Time or Eastern Daylight Time, as applicable) and constitutes immediately available funds.  Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.6 Full Repayment and Reconveyance.  Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full reconveyance of the Property from the lien of the Deed of Trust; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance:  (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property.  Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled.

2.7 Partial Reconveyance of Property.  At any time prior to the Maturity Date of the Loan, Lender shall, at Borrower’s request, issue a partial reconveyance from the lien of the Deed of Trust of one or more sites comprising the Property in accordance with the terms of the Deed of Trust.

2.8 Interest.  Interest on the outstanding principal amount of the Loan shall be due and payable on the dates and at the rates specified in the Note.  From and after May 15, 2015, no payment of the accrued interest under the Loan shall be required and instead such sum shall be capitalized each month.  On the Maturity Date the Note shall be paid in full, including, without limitation, any capitalized interest thereon.

2.9 Principal.

(a) Mandatory Repayment.  No repayment of the outstanding principal amount of the Loan shall be required during the term of the Loan so long as the Senior Loan remains outstanding.  Following repayment in full of the Senior Loan, all proceeds owing Borrower under the Chesapeake Lease shall be remitted to Lender until the outstanding principal balance of the Note (as described therein) and all other sums due Lender under the Loan Documents have been paid in full.

(b) Election to Prepay.  Borrower may prepay the Loan at any time without premium or penalty, subject to the terms of the Debt Subordination Agreement.

ARTICLE 3
DISBURSEMENT

3.1 Conditions Precedent.  Lender’s obligation to make the disbursement of the Loan or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a) There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both; and

(b) Lender shall have received all Loan Documents, all Other Related Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and

(c) The Deed of Trust is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except the Senior Loan Documents and those approved by Lender in writing.

ARTICLE 4
[INTENTIONALLY OMITTED]

ARTICLE 5
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ARTICLE 6
INSURANCE

Borrower shall, while any obligation of Borrower under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

6.1 Title Insurance.  A Title Policy in the approximate amount of $46,000,000 so that Borrower may avail itself of the Texas co-issuance rate regulations), together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property, subject only to the Senior Loan Documents and the matters approved by Lender in writing.  During the term of the Loan, Borrower shall deliver to Lender, within ten (10) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require with respect to the Property provided such endorsements are available in Texas.

6.2 Property Insurance.  Borrower agrees to comply with Section 2.15 of the Senior Deed of Trust regarding insurance for the Mortgaged Property, which includes the obligation of Borrower to cause the tenant under the Chesapeake Lease to add Lender as an additional insured on its liability policy and to provide a certificate of insurance evidencing same to Lender.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

7.1 Authority/Enforceability.  Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, improve and operate the Property as contemplated by the Loan Documents.

7.2 Binding Obligations.  Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

7.3 Formation and Organizational Documents.  Borrower has delivered to Lender all formation and organizational documents of Borrower, the partners, joint venturers or members of Borrower (other than limited partners owning less than 11% of the interests of Borrower) if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.  Borrower shall immediately provide Lender with copies of any amendments or modifications of all such formation or organizational documents.

7.4 No Violation.  Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower is or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

7.5 Litigation.  There are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or any Person in Control of Borrower.

7.6 No Material Adverse Change.  There has been no material adverse change in the financial condition of Borrower since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

7.7 Business Loan.  The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of Borrower.

7.8 Enforceability.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

7.9 Survival of Representations.  Borrower makes all of the representations and warranties set forth herein and in the other Loan Documents as of the date of this Agreement, the Effective Date and the date of each disbursement by Lender to Borrower of Loan proceeds, and agrees that all of the representations and warranties set forth herein and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 8
HAZARDOUS MATERIALS

8.1 BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

ARTICLE 9
COVENANTS OF BORROWER

9.1 Performance of Obligations.  Borrower shall promptly pay and perform all of its obligations hereunder and under the other Loan Documents when due.

9.2 Expenses.  Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with (a) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (b) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents.

9.3 Opinion of Legal Counsel.  Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that:  (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower is duly formed and has all requisite authority to enter into the Loan Documents and Other Related Documents to which they are parties; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

9.4 Chesapeake.  Borrower shall:

(a) promptly perform and/or observe (or cause to be performed and/or observed) all of the covenants and agreements required to be performed and observed by Borrower, as landlord, or Borrower under the Chesapeake Lease and do all things necessary to preserve and to keep unimpaired the material rights of Borrower thereunder; and

(b) promptly notify Lender of any default or notice of non-compliance received by Borrower or delivered to Borrower in connection with the Chesapeake Lease.

9.5 Actions to Maintain Property.  Borrower shall:

(a) if the Note is mutilated, destroyed, lost, or stolen, promptly deliver to Lender, in substitution therefore, a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest;

(b) upon Lender’s reasonable request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Property and all other collateral the liens granted by Borrower to Lender under the Loan Documents, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement;

(c) except as expressly permitted by this Agreement or the Deed of Trust, not transfer any portion of the Property or the beneficial ownership thereof without the prior written consent of Lender;

(d) pay to Lender all fees and recording costs, the costs of preparing any necessary documents, including attorney’s fees if any, and any other reasonable costs and expense associated with Lender’s exercise of rights hereunder.

9.6 Proceedings.  If any legal proceedings are commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of the Property or any portion thereof, or seeking any judgment or other relief against Borrower, (a “Proceeding”), or if any other Proceedings are filed, which, in Borrower’s reasonable judgment, could, if adversely determined, have a material adverse affect on the operation or financial condition of the Property or Borrower, Borrower shall immediately notify Lender in writing and to the extent permitted by law.  Borrower, at its sole expense, shall (i) cause all Proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom.  Without limiting the generality of the foregoing, Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings, as well as any others.

9.7 Correction of Defects.  Within a commercially reasonable period of time after Borrower acquires knowledge of or is given notice of a material defect in the Property or any departure from other requirements of this Agreement, Borrower shall commence and continue with diligence, or cause others to commence and continue with diligence, to correct all such defects and departures (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the Property and all other collateral the liens granted by Borrower to Lender under the Loan Documents).  Borrower shall endeavor to complete, or cause to be completed, such corrections within thirty (30) days after Borrower acquires such knowledge or is given such notice, or, if such corrections cannot reasonably be completed within thirty (30) days then within sixty (60) days in total.  Upon Borrower acquiring knowledge of such defect (other than as a result of written notice to Borrower from Lender), Borrower shall promptly advise Lender in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.

9.8 Operation of the Property.  Except as permitted by Section __ of the Senior Deed of Trust, Borrower shall not, without Lender’s prior written consent: (a) surrender, terminate or cancel,  the Chesapeake Lease, (b) reduce or consent to the reduction of or extension of, the term of the Chesapeake Lease; or (c)  otherwise modify, change, supplement, alter or amend, or waive or release, any of its respective rights and remedies under the Chesapeake Lease in any material respect; provided, however, that Borrower shall be allowed to modify Section 25 of the Chesapeake Lease in accordance with the proposed amendment approved by Senior Lender.

9.9 Financial Statements.  Borrower agrees to deliver quarterly unaudited financial statements regarding Borrower's operations within 30 days following the close of each calendar quarter as well as an annual audited financial statement of Borrower's operations within 120 days following the expiration of Borrower's fiscal year.

9.10 Additional Indebtedness.  Borrower shall not, without the prior written consent of Lender, create, incur or assume any secured or unsecured direct, indirect or contingent indebtedness, other than (a) the Loan and (b) the Senior Loan.

9.11 Organizational Matters; Dissolution.  Borrower shall not, without the prior written consent of Lender, make any changes to its organizational documents, or, without the prior written consent of Lender, that would adversely affect Borrower’s ability to own and operate the Property or Borrower’s ability to perform the Secured Obligations.  Borrower shall not dissolve, terminate its existence, liquidate, merge with or consolidate into another Person.

9.12 Other Business.  Borrower shall not engage in any business other than the ownership and operation of the Property as it is currently operated, or create, incur, assume, guarantee, become or remain liable for any obligation or indebtedness (whether personal or nonrecourse, secured or unsecured, and whether owed to a third party or to an Affiliate).

9.13 Further Assurances.  Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts in each case  necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

9.14 Assignment.  Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

ARTICLE 10
RESERVED

ARTICLE 11
DEFAULTS AND REMEDIES

11.1 Default.  The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a) Monetary.  Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents; or

(b) Performance of Obligations.  Borrower’s failure to perform any obligation other than those set forth in Section 11.1(a) above under any of the Loan Documents when such obligation is to be performed; provided, however, that if a cure period is specifically provided in the applicable provision giving rise to such obligation, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires and provided further that if no cure period is specifically provided, the no Default shall be deemed to have occurred until Borrower fails to cure following thirty (30) days notice from Lender.; or

(c) Senior Loan.  A default or event of default by Borrower under any of the Senior Loan Documents; or

(d) Voluntary Bankruptcy; Insolvency; Dissolution.  (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization, insolvency or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian, liquidator or similar official with respect to Borrower or any of its property; or

(e) Involuntary Bankruptcy.  The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

(f) Change In Management or Control.  Lender determines that Michael Mallick is not, at any time, in Control of Borrower or any entity that controls Borrower; or

(g) Loss of Priority.  The failure at any time of the Deed of Trust to be a valid second lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Deed of Trust with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; or

(h) Transfer of Assets or Ownership Interests.  The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Borrower or the ownership interests in Borrower except to the extent expressly permitted by the terms of the Senior Loan.

(i) Default Under Chesapeake Lease.  The occurrence of a default by Borrower, as landlord, under the Chesapeake Lease that extends beyond any applicable cure period provided for therein; or

(s) Termination of Chesapeake Lease.  The termination of the Chesapeake Lease; or

(t) Default under Other Loan Documents or Other Related Documents.  The occurrence of a default under any other Loan Document or under any Other Related Document to the extent not already covered in the previous subsections above and following receipt of written notice and a period of thirty (30) days to cure same; or

(u) Acceleration Upon Default; Remedies.  Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable.  Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

11.2 Disbursements to Third Parties.  Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender.  If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment.  If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender.  In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.3 Repayment of Funds Advanced.  Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

11.4 Rights Cumulative, No Waiver.  All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time.  Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults.  No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition.  Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 12
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ARTICLE 13
DUE ON SALE/ENCUMBRANCE

13.1 Property Transfers.

(a) Prohibited Property Transfers.  Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; and (ii) the Transfer of all or any part of Borrower’s right, title and interest in and to the Chesapeake Lease.

13.2 Equity Transfers.

(a) Prohibited Equity Transfers.  Borrower shall not permit any direct or indirect holder or owner of an equity, ownership, membership, partnership, or voting interest in the Grantor (an “Existing Owner”) to sell, transfer, exchange or otherwise dispose of such interest in any transaction or series of transactions except as expressly permitted by the terms of the Senior Loan Documents.

13.3 Certificates of Ownership.  Borrower shall deliver to Lender, at any time and from time to time, not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Lender, signed and dated by Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in the Property.

ARTICLE 14
MISCELLANEOUS PROVISIONS

14.1 Indemnity.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS; OR (D) ANY ACT OR OMISSION BY BORROWER WITH RESPECT TO ANY OF THE PROPERTY.  BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

14.2 Form of Documents.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

14.3 No Third Parties Benefited.  No Person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

14.4 Notices.  All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid.  Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

14.5 Attorney-in-Fact.  Following an Event of Default, Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

14.6 Actions.  Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property or the Loan Documents, and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

14.7 Right of Contest.  Borrower may contest in good faith any claim, demand, levy or assessment by any Person other than Lender which would constitute a Default if:  (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful.  Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

14.8 Relationship of Parties.  The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

14.9 Delay Outside Lender’s Control.  Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

14.10 Attorneys’ Fees and Expenses; Enforcement.  If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

14.11 Immediately Available Funds.  Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

14.12 Lender’s Consent.  Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that any such action shall not be binding upon Lender unless its consent, right or judgment is exercised in writing in a reasonable manner given the specific facts and circumstance applicable at the time.

14.13 Lender’s Agents.  Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents.  Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.  Borrower shall pay the costs of such agent or independent contractor either directly to such Person or to Lender in reimbursement of such costs, as applicable.

14.14 Severability.  If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

14.15 Heirs, Successors and Assigns.  Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

14.16 Time.  Time is of the essence of each and every term of this Agreement.

14.17 Headings.  All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

14.18 Governing Law.

(a) THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF TEXAS AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

14.19 Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar to other circumstances.

14.20 USA Patriot Act Notice, Compliance.  The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, Lender may from time to time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

14.21 Integration; Interpretation.  The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to all matters related to the Loan and supersede all prior negotiations or agreements, written or oral.  The Loan Documents shall not be modified except by written instrument executed by all parties.  Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

14.22 Counterparts.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[Signatures Appear on the Next Page]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

APPLE NINE VENTURES OWNERSHIP, INC., a Virginia corporation

By:          /s/ David Buckley
Name: David Buckley
Title: Vice President

Lender’s Address:

Apple Nine Ventures Ownership, Inc.
814 E. Main Street
Richmond, VA  23219
Attention:   Bryan Peery

with a copy to:

Apple REIT Nine, Inc.
814 E. Main Street
Richmond, VA  23219
Attention:  David P. Buckley

“BORROWER”

111 Realty Investors, LP, a Texas limited partnership

By:  111 GP, Inc., a Texas corporation, its general partner

By:   /s/ Michael J. Mallick
Name: Michael J. Mallick
Title:   President

A-1

EXHIBIT A - DESCRIPTION OF PROPERTY

That certain Real Property set forth in the conveyance deeds of even date herewith from Lender, as seller, to Borrower, as buyer.

A-2

EXHIBIT B - DOCUMENTS

Exhibit B to LOAN AGREEMENT between 111 Realty Partners, L.P., as “Borrower”, and Apple Nine Ventures Ownership, Inc., as “Lender”, dated as of April 27, 2012.

1.
Loan Documents.  The documents listed below, numbered 1.1 through 1.5, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Junior Secured Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3	The Deeds of Trust of even date herewith executed by Borrower, as trustor, to William Woodall, Esq., as Trustee, for the benefit of Lender, as Beneficiary, with respect to the Property.

1.4
Uniform Commercial Code National UCC Financing Statement (Form UCC-1) of even date herewith naming Borrower as Debtor and Lender as Secured Party, to be filed in the Office of the Secretary of State of the State of Texas.

1.5	Debt Subordination Agreement by and between Senior Lender and Lender.